Exhibit 10.10

SECOND AMENDEMENT OF REGISTRATION RIGHTS AGREEMENT

This Second Amendment of Registration Rights Agreement (“Agreement”) is entered into as of May 8, 2015 by and between OncoCyte Corporation, a California corporation (the “Company”), and the undersigned Holders.

WHERAS, the Company has previously entered into a Registration Rights Agreement, during September 2009 (the “Agreement”) pursuant to which the Company has agreed to register for sale under the Act up to 6,000,000 shares of common stock of the Company issued to certain Holders, and a Stock Purchase Agreement, of even date, under which the Company is issuing and selling to holders an additional 10,000,000 shares of Company common stock;

WHEREAS, the Company and Holders have entered into and certain Stock Subscription Agreements, of like tenor, pursuant to which the Company agreed to issue and sell up to an additional 9,090,910 shares of Company common stock;

NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

1.             Certain Definitions.

(a)           The definition of Shares is amended to read as follows:

“Shares” means up to 25,090,910 shares of common stock, no par value, of the Company issued by the Company pursuant to the Stock Purchase Agreement.

(b)           The definition of Stock Purchase Agreement is amended to read as follows:

 “Stock Purchase Agreement” means, collectively, (i) a Stock Purchase Agreement, dated September 2009, pursuant to which the Company agreed to issue and sell up to an aggregate of 6,000,000 Shares to certain Holders, (ii) a Stock Purchase Agreement, dated August 2011, pursuant to which the Company agreed to issue and sell up to an aggregate of 3,000,000 Shares to George Karfunkel; (iii) a Stock Purchase Agreement, dated August 2011, pursuant to which the Company agreed to issue and sell up to an aggregate of 7,000,000 Shares to BioTime, Inc.; and (iv) Stock Subscription Agreements, of like tenor, executed by the Company as of May 8, 2015, pursuant to which the Company agreed to issue and sell up to an aggregate of 9,090,910 Shares to the shareholders of the Company.

2.             Other Provisions. Except as amended by the foregoing amendments, the terms of the Agreement shall remain in full force and effect. Capitalized terms not otherwise defined herein have the meaning ascribed in the Agreement.

3.             Agreement to be Bound. By executing this Amendment, BioTime, Inc. agrees to be bound by the terms of the Agreement, as amended hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

ONCOCYTE CORPORATION

By	/s/ Robert W. Peabody
Robert Peabody,
Chief Financial Officer

HOLDERS:

/s/George Karfunkel
George Karfunkel

Address for Notice:	1671 52nd Street
Brooklyn, NY 11204

/s/ Bernard Karfunkel
Bernard Karfunkel

Address for Notice:	1671 52nd Street
Brooklyn, NY 11204

BioTime, Inc.

By	/s/Robert W. Peabody
Robert Peabody,
Chief Financial Officer

Address for Notice:	1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
Attention: Robert W. Peabody, Chief Financial Officer